Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Melissa York Knowles Communications Phone: (630) 238-5242 Email: melissa.york@knowles.com

Knowles Announces Preliminary Results for the Third Quarter of 2014

ITASCA, Ill., Oct. 9, 2014 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic solutions and specialty components, today announced preliminary results for the third quarter of 2014 ended September 30, 2014. Projections for the quarter were previously provided in its quarterly earnings call on July 28, 2014.

Revenue for the third quarter is expected to be approximately $301 million, compared with Company's previous projections for revenue to be in the range of $310 million to $330 million. Non-GAAP gross profit margin is expected to be between 30 percent and 32 percent, as compared to previous guidance of approximately 32 percent to 34 percent. Non-GAAP EPS is expected to be approximately $0.36 to $0.40 per diluted share, inclusive of a $0.02 discrete tax expense, primarily related to certain foreign withholding taxes. This compared with prior projections of $0.45 to $0.52 per diluted share.

Gross profit margin for the third quarter is expected to be between 16 percent and 18 percent. Loss per share for the third quarter is expected to be between $0.18 and $0.16 per diluted share.

“Late in the third quarter, production and shipments of one new version of our MEMS microphone was placed on temporary hold due to a low level defect that was discovered during the ramp up of the microphone product,” said Jeffrey Niew, President and CEO of Knowles. “This negatively impacted Q3 revenue by more than $20 million as we produced and shipped fewer units than previously expected. The root cause has been identified, implementation of corrective actions are in place, and we are working to return to production and resume shipments for this product.”

“While we’re disappointed with this temporary interruption of production and shipments, we believe this to be an isolated issue and expect to remain the market leader in MEMS microphones.”

No conference call will be held in conjunction with this financial update. Knowles will discuss its financial results for the third quarter of 2014 and its projections for the fourth quarter of fiscal 2014 on its quarterly earnings call currently scheduled for October 27, 2014. Details for the call will be provided at a later date.

Non-GAAP results are not presented in accordance with GAAP and may not be comparable to similarly titled non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is attached to this press release.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic solutions and specialty components serving the mobile communications, consumer electronics, medical technology, military, aerospace and industrial markets. Knowles has a leading position in micro-electro-mechanical systems microphones, speakers and receivers which are used in smartphones, tablets and mobile handsets. Knowles is also a leading manufacturer of transducers used in hearing aids and other medical devices and has a strong position in oscillators (timing devices) and capacitor components which enable various types of communication. Knowles’ focus on the customer, combined with unique technology, rigorous testing and global scale, helps to deliver innovative solutions and consistently dependable and precise products. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has more than 10,000 employees in 36 locations around the world. For more information, visit www.knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “project,” “expect,” and similar expressions, among others, generally identify forward-looking statements. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the pace and success of achieving the cost savings from our announced restructurings; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing related to the resumption of our production and shipments of the new microphone products referenced in this release; unexpected technological obsolescence and the emergence of new technologies; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; foreign currency exchange rate fluctuations; our ability to maintain and improve costs, quality and delivery for our customers; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, protect, defend or monetize our intellectual property rights; whether our announced restructurings will adversely affect our cost structure; increases in the costs of critical raw materials and components; availability of raw materials and components; competition; anticipated growth for us and adoption of our technologies and solutions that may not occur; managing rapid growth; managing rapid declines in customer demand for certain of our products or solutions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; our obligations and risks under various transaction agreements that were executed as part of our spin-off from our former parent company, Dover Corporation; managing the integration of our businesses which were included in our recent spin-off from Dover Corporation; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the SEC. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this press release, Knowles has presented supplemental, non-GAAP gross profit and diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except for per share amounts)
(unaudited)

Quarter Ended
September 30, 2014
Gross Profit	$51.4 - $53.1
Stock-Based Compensation Expense	0.2
Fixed Asset and Related Inventory Charges	13.5 - 14.5
Restructuring Charges	4.2 - 5.2
Production Transfer Costs (2)	7.5 - 8.5
Other (3)	15.0
Non-GAAP Gross Profit	$91.8 - $96.5
Non-GAAP Gross Profit as % of Revenues	30% - 32%

Diluted Loss per Share	$(0.18) - $(0.16)
Stock-Based Compensation Expense	0.03
Intangibles Amortization Expense	0.12
Fixed Asset and Related Inventory Charges	0.16 - 0.17
Restructuring Charges	0.06 - 0.07
Production Transfer Costs (2)	0.09 - 0.10
Other (3)	0.18
Income Tax Effects of Non-GAAP Reconciling Adjustments	(0.10) - (0.11)
Non-GAAP Diluted Earnings per Share	$0.36 - $0.40

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles' performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production Transfer Costs represent one-time and duplicate costs incurred to migrate manufacturing to new or existing facilities in Asia, primarily for speakers & receivers, hearing health products, capacitors and microphones.
(3) Other primarily represents a charge related to the resolution of customer claims.